SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) April 28, 2015

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other	(commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of Incorporation)

Main and Franklin Streets, Johnstown, Pa. 15901

(address or principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of AMERISERV FINANCIAL, Inc. was held on April 28, 2015. At the Annual Meeting, there were present in person or by proxy 11,225,677 shares of the Company’s common stock, representing approximately 59.54% of the total outstanding eligible shares. The proposals considered at the Annual Meeting were voted on as follows:

Proposal #1 The following directors were elected to three year terms expiring in 2018.	Number of Votes Cast For Class II Directors	Withheld	% Voted For

J. Michael Adams	10,662,654	563,023	94.98%
Mark E. Pasquerilla	10,670,168	555,509	95.05%
Margaret A. O’Malley	10,636,435	589,242	94.75%
Thomas C. Slater	10,622,413	603,264	94.63%

Proposal #2	FOR	AGAINST	ABSTAIN	% Voted For

An advisory (non-binding) vote to approve the compensation of the named executive officers.	9,551,341	1,594,250	80,086	85.08%

Item 7.01	Regulation FD Disclosure

AmeriServ Financial, Inc. posted a new investor presentation on its Investor Relations website at www.ameriserv.com/investor-relations/investor-information. This investor presentation, attached as Exhibit 99.1 hereto and incorporated herein by reference, is being furnished to the Securities and Exchange Commission and hall not be deemed to be “filed” for any purpose.

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit 99.1 Slide presentation utilized at the Annual Shareholders meeting.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By: /s/Michael D. Lynch

Michael D. Lynch

Senior Vice President

& CFO

Date: April 30, 2015